UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

KKR FS Income Trust Select

(Exact name of registrant as specified in its charter)

Delaware	814-01706	92-3617067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 JFK Boulevard, OFC 500 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

(215) 495-1150

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2026, FS KKR Income Trust Select (the “Company”) and K-FITS Finance Eiffel-1 LLC (“Eiffel-1”), a wholly-owned, special purpose financing subsidiary of the Company, entered into a Second Amendment to Revolving Credit and Security Agreement (the “Second Amendment”), which amends the Revolving Credit and Security Agreement, originally dated as December 23, 2024, by and among Eiffel-1, as borrower, the Company, as equityholder and as servicer, BNP Paribas, as administrative agent, each of the lenders from time to time party thereto, and Computershare Trust Company, N.A., as collateral agent. The Second Amendment provides for, among other things, a maximum facility amount increase from $400 million to $600 million.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Revolving Credit and Security Agreement, dated as of May 14, 2026, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Revolving Credit and Security Agreement, dated as of May 14, 2026, by and among K-FITS Finance Eiffel-1 LLC, KKR FS Income Trust Select, BNP Paribas, the other lenders from time to time party thereto, and Computershare Trust Company, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FS INCOME TRUST SELECT

Date: May 20, 2026	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel and Secretary